EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report included in the Annual Report on Form 10-K of Columbia Energy Group for the year ended December 31, 1999 and to all references to our firm in this Registration Statement.

   /s/  Arthur Andersen LLP
   ARTHUR ANDERSEN LLP

   New York, New York
   November 27, 2000